CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Ambient Corporation on Form S-B2 of our report dated April 13, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company's ability to continue as a going concern) appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Brightman Almagor & Co.                      /s/ Brightman Almogor & Co.
Certified Public Accountants (Israel)            --------------------------
A member of Deloitte Touche Tohmatsu


Tel-Aviv, Israel
October 17, 2000